SECOND AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

     This Second Amendment to Executive Employment Agreement (this “Amendment”) is entered into this 18th day of August, 2004 (the “Effective Date”), by and between J.M. Haggar, III, an individual residing in Dallas County, Texas (“Executive”), and Haggar Clothing Co., a Nevada corporation, having principal offices at 11511 Luna Road, Dallas, Texas (“Haggar”). Capitalized terms used herein, but not otherwise defined, shall have the same meaning assigned to them in the Employment Agreement (as defined below).

RECITALS

     A. Executive and Haggar entered into that certain Executive Employment Agreement, dated as of July 24, 2001 (the “Employment Agreement”);

     B. The parties amended the Employment Agreement effective February 14, 2003 to revise the definition of Change in Control for purposes of the Employment Agreement;

     C. The parties desire to amend the Employment Agreement as set forth herein; and

     D. Haggar desires to continue to employ Executive, and Executive desires to continue his employment with Haggar, subject to the following modifications of the Employment Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Amendment to Section E. Section E.5 is hereby added to the Employment Agreement to read as follows:

5. Supplemental Payment.

     On or about October 27, 2004, and on each of the subsequent 12 anniversaries thereof Executive shall be entitled to a cash payment of $34,227, with such payment to include an additional amount to pay income tax on same; provided, that, such annual cash payment shall only be due to the Executive as long as the Executive is employed by Haggar or performs consulting services for Haggar, as reasonably requested by Haggar from time to time. This Section E.5, notwithstanding anything to the contrary herein, shall survive the termination of this Agreement and shall be binding on Haggar and its successors.

     2. Effect. Except as amended by this Amendment, all of the provisions of the Employment Agreement are hereby affirmed, ratified and declared to be in full force and effect.

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Amendment.

     4. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Texas, without giving effect to its rules governing choice of law.

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first above written.

EXECUTIVE

By:	/s/ J.M. Haggar, III

J.M. Haggar, III

HAGGAR:

HAGGAR CLOTHING CO., a Nevada corporation

By:	/s/ Frank Bracken

Name:	Frank Bracken

Title:	President and Chief Operating Officer